Exhibit 99.1

February 23, 2014

Paul White
SECURITAS USA

Steve Cochennet
GUARDIAN 8

RE:	LETTER OF INTENT FOR PURCHASE AND TESTING OF GUARDIAN 8’s ENHANCED NON-LETHAL (“ENL”) PRO V2 DEVICES

Dear Gentlemen:

This Letter of Intent (“LOI”), once executed, will serve to confirm the agreement between SECURITAS USA (“SECURITAS”) and GUARDIAN 8 CORPORATION a wholly owned operating subsidiary of GUARDIAN 8 HOLDINGS (“GUARDIAN 8”)(collectively: “Parties”) for the purchase and testing of an as-yet to be determined quantity of GUARDIAN 8’s ENL PRO V2 devices (“Pro V2 devices”) for application in hospital security and other settings.  Both Parties acknowledge receipt of adequate consideration on which to base this Agreement.  With all of that in mind, the proposed conditions and terms are as follows:

WHEREAS GUARDIAN 8 desires to have its Pro V2 devices tested for application in hospital and other private security settings;

WHEREAS SECURITAS is one of the largest private security providers in the World and currently operates all private security for Kaiser Permanente Hospitals in the United States;

WHEREAS SECURITAS desires to purchase an as-yet undetermined number of Pro V2 devices in order to test the devices in the hospital and private security settings;

WHEREAS GUARDIAN 8 is willing to provide the necessary “test” Pro V2 devices at a reduced price to SECURITAS;

THE PARTIES HEREBY AGREE to do the following to implement and conclude their plans to conduct the appropriate testing:

1)	As soon as practical, the Parties herby intend to negotiate the sale/purchase of a minimum of fifty (50) Pro V2 devices under the following terms:

a)	GUARDIAN 8 shall provide said “test” devices on a reduced cost basis to be negotiated in good faith by the Parties;

b)	Following determination of the reduced pricing, SECURITAS will prepare and transmit a Purchase Order to GUARDIAN 8 for the purchase of no less than fifty (50) Pro V2 devices;

Letter of Intent
February 23, 2014

c)
SECURITAS will work with its client, Kaiser Permanente and/or others, to place the Pro V2 devices in actual Security Officers’ possession in order to provide real-time field testing of the units under actual security conditions;

d)
Following a ninety (90) day test period (“the Test Period”), SECURITAS shall report back to GUARDIAN 8 regarding the applicability, usability, and/or issues created by the Pro V2 devices during the Test Period and shall work with GUARDIAN 8 to implement changes and/or modifications to the device, if necessary, to address such issues, if any.

2)	Representations and Warranties

a)
GUARDIAN 8 and SECURITAS each represent and warrant to the other that they have the full right, power and authority to execute the LOI and to carry out the terms and perform all of the obligations and undertakings herein; that neither has entered into any agreement with any third party that is inconsistent or in conflict with or in derogation of the rights, privileges and benefits being conveyed between the Parties, and that all such rights will remain free and clear of all claims, liens and encumbrances whatsoever which will adversely affect or materially interfere with such rights.

b)
GUARDIAN 8 represents and warrants that it and/or its parent are the sole and exclusive owner of the Pro V2 devices ad associated technologies for purposes of this LOI and has not licensed, let, sold, leased, or otherwise encumbered same in a manner which would prohibit such use by SECURITAS.

3)	Indemnification

a)
GUARDIAN 8 will indemnify, hold harmless, and defend SECURITAS from any and all claims, liabilities, losses, damages, costs and expenses (including, but not limited to, actual attorney's fees and court costs paid including costs and expenses incurred in successfully asserting the right to indemnification hereunder) which arise out of or are in connection with the any breach of 3(b) above, or any provisions therein.

b)
GUARDIAN 8 and SECURITAS each hereby agree to indemnify, defend, and hold the other party harmless from and against any and all claims, liabilities, losses, damages and expenses (including, but not limited to, actual attorneys’ fees and court costs paid including those costs and expenses incurred in successfully asserting the right to indemnification hereunder) which the party to be indemnified may suffer or incur by reason of or relating to a breach of any representation, warranty or covenant made by the indemnifying party under this Agreement or by reason of any claim, demand, action, suit or proceeding asserted or instituted, related to or arising from any such breach.  The rights of indemnification contained herein will extend to any parents, successors and permitted assigns of the party to be indemnified and to any employees, officers, Directors, agents, representatives, attorneys and shareholders of such party.

c)
The party to be indemnified under this paragraph will give the indemnifying party hereto prompt written notice of the institution of any action, suit or proceeding or the receipt of any claim or demand referred to herein, and the indemnifying party will, at its own cost and expense and through counsel of its own choosing subject to the reasonable approval of the party to be indemnified, defend such notifying party and all other persons and entities entitled to indemnification herein in any action, suit or proceeding resulting from such claim or demand.  The party to be indemnified will have the right to participate, at its own expense and by its own counsel, and each party will cooperate with the other in the defense of any such action, claim, suit, or proceeding hereunder.  If the indemnifying party will fail to defend the other party and/or any other person or entity entitled to indemnification herein, then the other party may assume the defense at the indemnifying party's expense.

Letter of Intent
February 23, 2014

d)
Neither party may compromise, settle, or otherwise resolve any claim, action, or suit for which indemnification is sought herein without the written consent of the other party, which consent will not be unreasonably withheld, provided, however, that failure by a party to respond within twenty (20) business days following receipt of written notice of such proposed compromise, settlement, or resolution will constitute consent thereto.

4)	Force Majeure & Reports and Audits

a)
Notwithstanding anything to the contrary contained in this Agreement, neither GUARDIAN 8 nor SECURITAS shall be liable for loss of any kind whatsoever due to delays or failures in performance caused directly or indirectly by acts of God, the elements, strikes, walk-outs, fire, failure of transportation agencies, public enemy or any other circumstances beyond GUARDIAN 8’s or SECURITAS’s control.  If either GUARDIAN 8 or SECURITAS shall be impeded, delayed in, or prevented from the performance of any of the covenants on its part to be performed under this LOI on account of any of the foregoing causes, it shall be excused and the period of such delay shall be disregarded in calculating the time of its performance and no penalties, no claim, offset, defect or cause of action shall lie against any party at any time on such account.

5)	Miscellaneous

a)
Confidentiality - Neither SECURITAS nor GUARDIAN 8 will disclose to any third party any information concerning the terms contained in this document except: to comply with law or court order; as part of its normal reporting or review procedure to its board of directors, parent company, bankers, auditors, and attorneys (provided such parties agree to maintain such confidentiality); in order to enforce any rights which it may have pursuant to this document.

b)
Press Release - Neither SECURITAS nor GUARDIAN 8 will make any press release with respect to this document, a formal agreement, the terms which may be contained in either, nor the activities contemplated herein without the prior consent of the other party.

c)
Independent Contractor Status - The relationship between SECURITAS and GUARDIAN 8 will at all times be and remain that of independent contractors and nothing herein nor in the performance of this LOI will be deemed to create any partnership, joint venture, agency, fiduciary or employment relationship between SECURITAS and GUARDIAN 8.

d)
Assignment - This LOI will be binding upon and inure to the benefit of the Parties and their successors and permitted assigns.  This LOI and the Parties’ rights hereunder may not be assigned or transferred without the prior written consent of the other party.

e)
Governing Law - This LOI will be governed by and interpreted under the laws of the State of California.  The Parties agree to bring all causes of action arising under and related to this LOI in and to submit to the jurisdiction of the federal or state courts located in the State of California and the Parties hereby waive any right to institute or try any action or proceeding elsewhere outside the State of California.

f)	Partial Invalidity

Letter of Intent
February 23, 2014

i)
Nothing contained in this LOI will be construed to require the commission of any act contrary to law, and wherever there is any conflict between any provision of this LOI and any statute, law, ordinance, order, or regulation, the latter will prevail, but in such an event, any provision of this LOI so affected will be curtailed and limited only to the extent necessary to bring it within the legal requirements.

ii)
In the event any portion of the terms and conditions contained within this LOI will be held to be invalid or unenforceable in a court of law or equity; 1) the Parties agree to negotiate in good faith an acceptable alternative provision which reflects as closely as possible the intent of the unenforceable provision, and 2) the validity, legality and enforceability of the remaining provisions of the LOI will not in any way be affected or impaired by such holding, and will remain in full force and effect.

g)
No Waiver - The failure of a performing party to insist upon the other party's performance of any representation, warranty, covenant or obligations hereunder will not be construed as a waiver by the performing party of such performance or other obligation due by the other party hereunder, or of any subsequent breach by such other party.  The failure of either party to exercise any right or remedy which it may have hereunder or under law will not be construed as a waiver of any other right or remedy which the party may have hereunder or under law.

h)
Cumulative Remedies - Each right and remedy conferred upon either party by this Agreement or under law will be deemed cumulative and not exclusive of one another, and the exercise by either party of any such right or remedy will not preclude the party exercising the right or remedy from exercising or enforcing any other right or remedy it may have hereunder or under law.

i)
   Entire Agreement - This LOI contains the entire understanding of the Parties with respect to the subject matter dealt with herein and will supersede and replace in their entirety any and all prior understandings of the parties hereto relating to such subject matters.  This LOI may not be modified, nor may any provision hereof be waived, except by a writing signed by both parties.

j)	Headings - Paragraph headings used herein are for convenience only and will not be used in any way to interpret the provisions of this LOI.

This document consists of five (5) pages [including signature page].  If the foregoing reflects the LOI and proposed agreements between SECURITAS and GUARDIAN 8, please sign the two (2) originals provided and return them to me by messenger or overnight mail.  I will then return one (1) fully executed original to you.

Very truly yours,

/s/ William J. Clough

William J. Clough, Esq.

SIGNATURE PAGE FOLLOWS

Letter of Intent
February 23, 2014

AGREED TO AND ACCEPTED:

SECURITAS USA

/s/ Paul D. White

By:         Paul D. White

Title:    Vice President

GUARDIAN 8 CORPORATION

/s/ C. Stephen Cochennet

By: C. Stephen Cochennet

Title: CEO/President